UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933
IOWA TELECOMMUNICATIONS SERVICES, INC.
(Exact name of registrant as specified in its charter)

Iowa	42-1490040

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
115 S. Second Avenue West
Newton, Iowa 50208
(Address of Principal Executive Office and Zip Code)
Iowa Telecommunications Services, Inc. 2005 Stock Incentive Plan
(Full title of the plan)
Donald G. Henry
General Counsel
Iowa Telecommunications Services, Inc.
115 S. Second Avenue West
Newton, Iowa 50208
(641) 787-2000
(Name, address and telephone number,
including area code, of agent for service of process)
Copies to:
Steven J. Dickinson
Fredrikson & Byron, P.A.
1200 Valley West Drive, Suite 304-4
West Des Moines, Iowa 50266
(515) 224-6706
CALCULATION OF REGISTRATION FEE

			Proposed maximum
	Amount to	Proposed maximum	aggregate offering
Title of securities to be registered	be registered(1)	offering price per share(2)	price(2)	Amount of registration fee
Common Stock, $0.01 par value per share	1,000,000	$18.39	$18,390,000	$564.57

(1)	Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended. The proposed maximum aggregate offering price is based upon the average of the high and low prices of the registrant’s Common Stock traded on the New York Stock Exchange on August 8, 2007.

EXPLANATORY NOTE
SIGNATURES
Exhibit Index to Form S-8
Opinion
Consent
Power of Attorney

EXPLANATORY NOTE
     The purpose of this Registration Statement is to register additional shares for issuance under the Registrant’s 2005 Stock Incentive Plan. The contents of the Registrant’s Registration Statement on Form S-8, Reg. No. 333-127102 are incorporated herein by reference.
SIGNATURES
     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Newton, State of Iowa, on August 9, 2007.

IOWA TELECOMMUNICATIONS SERVICES, INC. (the “Registrant”)
By /s/ Alan L. Wells
Alan L. Wells
Chief Executive Officer and President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 9, 2007.

Signature	Title

/s/ Alan L. Wells Alan L. Wells	Chief Executive Officer, President and Chairman (principal executive officer)
/s/ Craig A. Knock Craig A. Knock	Chief Financial Officer (principal financial and accounting officer)
* Norman C. Frost	Director
* Brian G. Hart	Director
* Kevin R. Hranicka	Director
* Craig A. Lang	Director
* Kendrik E. Packer	Director
* H. Lynn Horak	Director

* By	/s/ Donald G. Henry Donald G. Henry Attorney-in-Fact	Vice President, General Counsel and Secretary

Exhibit Index to
Form S-8
Iowa Telecommunications Services, Inc.

Exhibit
Number	Description
5.1	Opinion of Fredrikson & Byron, P.A.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Fredrikson & Byron, P.A. (contained in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney.